Exhibit 23.2
10 December 2010
Matter No.:874412
Doc Ref: 331596
Tel: 852 2842 9530
E-mail: Richard.Hall@conyersdill.com
Focus Media Holding Limited
Unit No. 1 , 20th Floor
The Centrium
60 Wyndham Street, Central
Hong Kong SAR
Attention Mr. Kit Leong Low
Dear Sirs,
Re: Focus Media Holding Limited
We hereby consent to the reference to our firm under the heading “Taxation — Cayman Islands” in the amendment to annual report on Form 20-F for the fiscal year ended December 31 2009 of Focus Media Holding Limited to be filed with the Securities and Exchange Commission on or about 10 December 2010.
Yours faithfully,
/s/ Conyers Dill & Pearman
Conyers Dill & Pearman